Exhibit 10.1

PREFERRED REDEMPTION AGREEMENT

among

SKYTERRA COMMUNICATIONS, INC.

and

EACH OF THE SIGNATORIES HERETO

Dated May 6, 2006

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8.3	TRANSFER OF NON-VOTING STOCK	13
8.4	COOPERATION WITH THE RIGHTS OFFERING	14
8.5	FURTHER ASSURANCES	14

SECTION 9.	MISCELLANEOUS NOTICES	14

9.2	INDEMNIFICATION	15
9.3	FEES AND EXPENSES	15
9.4	SURVIVAL OF REPRESENTATIONS AND WARRANTIES ETC	15
9.5	ASSIGNMENT	15
9.6	LEGEND	16
9.7	REMOVAL OF LEGEND	16
9.8	ENTIRE AGREEMENT	16
9.9	WAIVERS AND AMENDMENTS	16
9.10	GOVERNING LAW; JURISDICTION; VENUE; PROCESS	17
9.11	COUNTERPARTS	17
9.12	HEADINGS	17

ii

PREFERRED REDEMPTION AGREEMENT

THIS PREFERRED REDEMPTION AGREEMENT (this “Agreement”) is made this 6th day of May, 2006 among SkyTerra Communications, Inc., a Delaware corporation (the “Company”), and each of the signatories identified on the signature page to this Agreement (collectively, the “Purchasers” and, individually, a “Purchaser”).

W I T N E S S E T H:

WHEREAS, each Purchaser owns shares of the Company’s Series A Stock, Common Stock, Non-Voting Stock and Warrants;

WHEREAS, in order to redeem the Series A Stock from the Purchasers, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to effect a rights offering (“Rights Offering”) and to distribute non-transferable rights (the “Rights”) to purchase an aggregate of 6,661,150 shares of Common Stock to holders of Common Stock and Non-Voting Stock at the Subscription Price and the Purchasers are agreeing to waive their Rights with respect to the Series A Stock and the Warrants; and

WHEREAS, Purchasers, jointly and severally, have agreed to back-stop the Rights Offering by acquiring all shares not otherwise subscribed for in the Rights Offering at the same price at which shares of Common Stock will be offered to the Company’s other stockholders pursuant to the Rights Offering;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties to this Agreement hereby agree as follows:

Section 1.                    Definitions. For purposes of this Agreement, the following terms will have the meaning set forth below:

“Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” means this Preferred Redemption Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

“Closing” has the meaning assigned it in Section 2.1.

“Closing Date” has the meaning assigned it in Section 7.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Company” has the meaning assigned it in the Preamble.

“Disposition” has the meaning assigned it in Section 8.3(b).

“Encumbrances” means any liens, claims, judgments, charges, mortgages, security interests, pledges, other encumbrances or preemptive or any other similar rights of any or all of the stockholders of the Company or others.

“Indemnitees” has the meaning assigned it in Section 9.2.

“Non-Voting Stock” means the Company’s Non-Voting Common Stock, par value $0.01 per share.

“Notice” has the meaning assigned it in Section 8.3(a).

“Original Investment Agreement” means the Amended and Restated Securities Purchase Agreement among the Company and certain of the Purchasers dated as of June 4, 1999, as amended by the Investment Agreement among the Company and certain of the Purchasers dated as of April 2, 2002.

“Person” includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

“Purchasers” has the meaning assigned it in the Preamble.

“Redemption” has the meaning assigned it in Section 2.2.

“Restated Charter” means the Company’s Restated Certificate of Incorporation.

“Restated Bylaws” means the Company’s Amended and Restated By-laws.

“Rights” has the meaning assigned it in the Preamble.

“Rights Offering” has the meaning assigned it in the Preamble.

“Rights Shares” means the shares of Common Stock issuable upon exercise of the Rights.

“SEC” means the Securities and Exchange Commission.

“Securities” means any of a Purchaser’s shares of Common Stock, Non-Voting Stock, Series A Stock or Warrants, including, without limitation, any securities acquired in the Rights Offering or otherwise after the date hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Stock” means the Company’s Series A Convertible Preferred Stock, par value $0.01 per share.

“Subscription Price” has the meaning assigned it in Section 8.1(b) (and shall be appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividends, stock distribution or similar event occurring prior to the Closing).

“Transfer” has the meaning assigned it in Section 8.3(a).

“Voting Power” means, calculated at a particular point in time, the aggregate votes represented by all of the then outstanding Common Stock, Series A Stock and any other securities of the Company then entitled to vote generally in the election of directors of the Company.

“Warrants” means the Company’s Series 1-A Warrants to purchase Common Stock and Series 2-A Warrants to purchase Common Stock.

Section 2.                    Purchase of Stock by the Purchasers.

2.1                                 Sale and Purchase of Stock. Pursuant to the terms and subject to the conditions of this Agreement, the Purchasers, jointly and severally, agree to purchase from the Company, at the consummation of the Rights Offering (the “Closing”), the shares of Common Stock (or Non-Voting Stock if required by Section 2.3) not otherwise subscribed for in the Rights Offering. The Purchasers’ obligations to purchase the shares of Common Stock (or Non-Voting Stock if required by Section 2.3) pursuant to this Section 2.1 are conditioned upon the consummation of the Rights Offering.

2.2                                 Redemption of Series A Stock. Upon consummation of the Rights Offering, the Company shall redeem all shares of Series A Stock held by the Purchasers (the “Redemption”) as follows:

(i)                                     if a Purchaser exercises its basic subscription privilege in the Rights Offering, such Purchaser shall deliver such number of shares of Series A Stock with an aggregate liquidation preference equal to the aggregate Subscription Price of such Rights Shares, which shall be in full payment of the aggregate Subscription Price;

(ii)                                  all Rights Shares not subscribed for in the Rights Offering shall be delivered to the Purchasers (as specified in accordance with Section 6.3(a)) in exchange for shares of Series A Stock with an aggregate liquidation preference equal to the aggregate Subscription Price of such Rights Shares;

(iii)                               for cash in an amount equal to the aggregate Subscription Price of all Rights Shares subscribed for under the Rights Offering (other than by a Purchaser in Section 2.2(i)); and

(iv)                              the aggregate consideration paid in the Redemption pursuant to this Section 2.2 shall equal the aggregate liquidation preference of all shares of Series A stock, which is $119,900,700.

2.3                                 Form of Consideration.

(i)                                     In delivering Rights Shares to the Purchasers pursuant to Section 2.2, the Company shall deliver Non-Voting Stock if the delivery of Common Stock would result in the Purchasers collectively owning more than 29.9% of the Voting Power of the Company. The Non-Voting Stock is exchangeable pursuant to Section 8.3(b).

(ii)                                  In paying the Subscription Price, no Purchaser shall be required to pay any form of consideration except shares of Series A Stock. A Purchaser shall have the right to designate which shares of Series A Stock are exchanged or redeemed pursuant to Section 2.2(i), (ii) or (iii).

(iii)                               Dividends shall accrue on the Series A Stock in accordance with its terms, and shall be paid in cash at the Closing.

Section 3.                    Representations and Warranties of the Purchasers. Each Purchaser hereby severally, and not jointly, represents and warrants to the Company as follows:

3.1                                 Organization. It (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to either prevent or materially delay its ability to perform its obligations hereunder, and (c) has all power and authority to carry on its business as it now is being conducted and to consummate the transactions contemplated by this Agreement.

3.2                                 Due Authorization. It has the requisite limited liability company or partnership power and authority to enter into, execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary limited liability company or partnership action required for the due authorization, execution, delivery and performance by it of this Agreement.

3.3                                 Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by each Purchaser and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.4                                 Consents. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of federal securities laws, applicable state securities or blue sky laws, to the best knowledge of each of the Purchasers, neither the execution, delivery or performance of this Agreement by such Purchaser, nor the consummation by it of the obligations and transactions contemplated by this Agreement requires any consent of, authorization by, exemption from, filing with, or notice to any governmental entity or any other Person.

3.5                                 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (a) conflict with or result in any breach of any provision of its certificate or articles of limited partnership or limited liability company, as the case may be, partnership agreement, operating agreement or other governing documents, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it is a party or by which any of its properties or assets are bound, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or by which any of its properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated by this Agreement.

3.6                                 Investment Representations and Warranties.

(a)          The shares of Common Stock (or Non-Voting Stock if required by Section 2.3) being acquired by it hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities laws.

(b)         It is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act.

(c)          It (i) has been furnished with or has had full access to all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Common Stock (or Non-Voting Stock if required by Section 2.3) and that it has requested from the Company, (ii) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information necessary to verify, any information furnished to it or to which it had access, and (iii) can bear the economic risk of such investment in the Common Stock (or Non-Voting Stock if required by Section 2.3), has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Common Stock (or Non-Voting Stock if required by Section 2.3) and to protect its own interests in connection with such investment.

(d)         It has no need for liquidity in its investment in the Common Stock (or Non-Voting Stock if required by Section 2.3) and is able to bear the economic risk of its investment in the Common Stock (or Non-Voting Stock if required by Section 2.3) and the complete loss of all of such investment.

(e)          It understands that the transferability of the Common Stock (or Non-Voting Stock if required by Section 2.3) is restricted, and that such restrictions will be reflected in an appropriate legend on the instruments representing the Common Stock (or Non-Voting Stock if required by Section 2.3).

(f)            It recognizes that an investment in the Company involves certain risks and has taken full cognizance of, and understands all of, the risks related to the acquisition of the Common Stock (or Non-Voting Stock if required by Section 2.3). It further acknowledges and understands that no federal or state agency has made any recommendation or endorsement of the Common Stock (or Non-Voting Stock if required by Section 2.3) or any finding or determination as to the fairness of the investment therein.

3.7                                 No Brokers. No broker’s or finder’s fees or commissions will be payable by any Purchaser with respect to the transactions contemplated by Section 2, and such Purchaser hereby indemnifies and holds the Company harmless from any claim, demand or liability for broker’s or finder’s fees alleged to have been incurred at the instance of such Purchaser or any Person acting on behalf of or at the request of such Purchaser.

3.8                                 Series A Stock. Each Purchaser owns, of record and beneficially, the shares of Series A Stock set forth next to such Purchaser’s name on Schedule 1, free and clear of any Encumbrances, except those set forth in the documents underlying the Series A Stock. Upon the Closing, the Company will be vested with good and valid title to the Series A Stock, free and clear of any Encumbrances and no Purchaser shall own, of record or beneficially, or have, by conversion, warrant, option or otherwise, any right to, interest in or agreement to acquire any Series A Stock.

Section 4.                    Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as follows:

4.1                                 Organization. The Company (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a material adverse effect, and (c) has all corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted and to consummate the transactions contemplated by this Agreement.

4.2                                 Due Authorization. The Company has the full corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its obligations under this Agreement and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement.

4.3                                 Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.4                                 Consents. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of federal securities laws, applicable state securities or blue sky laws, to the best knowledge of the Company, neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by it of the obligations and transactions contemplated by this Agreement requires any consent of, authorization by, exemption from, filing with, or notice to any governmental entity or any other Person.

4.5                                 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (a) conflict with or result in any breach of any provision of the Restated Charter or Restated Bylaws, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which it is a party or by which any of its properties or assets are bound, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable to it or by which any of its properties or assets are bound or affected, except in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated by this Agreement.

4.6                                 Capitalization.

(a)          Immediately before the Closing, the authorized capital stock of the Company will consist of (i) 200,000,000 shares of Common Stock; (ii) 100,000,000 shares of Non-Voting Stock; and (iii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which 2,000,000 are designated as Series A Stock and 8,000,000 are undesignated as to series. The Company has no other class of capital stock authorized, issued or outstanding. The capitalization of the Company as of the date hereof, including, without limitation, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock, is set forth on Schedule 4.6(a).

(b)         Except as contemplated by this Agreement, the Original Investment Agreement, the Restated Charter and the Warrants, and as set forth on Schedule 4.6(b), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, dividends, rights to subscribe to, calls or commitments of any character whatsoever to which the Company is a party relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock nor are any such issuances or arrangements contemplated, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Except as provided in the Original Investment Agreement, the Restated Charter, the Warrants or as set forth on Schedule 4.6(b), there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Common Stock (or Non-Voting Stock if required by Section 2.3) in accordance with the terms of this Agreement. Except as contemplated by this Agreement, the Original Investment Agreement, the Restated Charter and the Warrants and as set forth on Schedule 4.6(b), the Company is not a party to, and has no knowledge of the existence of, any voting trust or other voting agreement with respect to any of the securities of the Company or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company. To the best of the Company’s knowledge, except as contemplated by this Agreement, the Original Investment Agreement, the Restated Charter and the Warrants, no stockholder of the Company has any agreement obligating such stockholder to transfer shares of the Company.

4.7                                 Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as contemplated in this Agreement, the Original Investment Agreement, the Restated Charter and the Warrants, or as disclosed on Schedule 4.7, no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of any or all of the stockholders of the Company and the issuance and delivery of the Common Stock (or Non-Voting Stock if required by Section 2.3) to the Purchasers pursuant to the terms hereof will be duly authorized, and such shares will be validly issued, fully paid and non-assessable, and will vest in the Purchasers legal and valid title to the Common Stock (or Non-Voting Stock if required by Section 2.3), free and clear of all Encumbrances and will not be subject to preemptive rights or other similar rights of any or all of the stockholders of the Company and will not impose personal liability upon any or all of the Purchasers thereof. The Company will receive at the Closing an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the Common Stock (or Non-Voting Stock if required by Section 2.3) to be issued at the Closing substantially similar to the opinion to be received by the Company pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the registration statement relating to the Rights Offering.

4.8                                 Form S-3 Eligibility. The Company is currently eligible under the eligibility requirements of General Instruction I.B.3 to Registration Statement on Form S-3 to

register the resale of its Common Stock and Non-Voting Stock on a registration statement on Form S-3 under the Securities Act. To the knowledge of the Company, there exists no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the shares of Common Stock and Non-Voting Stock in accordance with the terms of the registration rights previously granted to the Purchasers in the Original Investment Agreement. For purposes of the Original Investment Agreement, the shares of Common Stock and Non-Voting Stock (including shares of Common Stock into which the shares of Non-Voting Stock may be exchanged in the future) shall be deemed Purchaser Shares.

4.9                                 Board of Directors. The Board of Directors has declared that the Rights Offering, the Redemption, this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company and its stockholders.

Section 5.                    Conditions Precedent to Obligations of the Company. The obligation of the Company to proceed with the Closing will be subject to the fulfillment of the following conditions, any of which may be waived, in whole or in part, by the Company:

5.1                                 No Litigation. No temporary restraining order or preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated in this Agreement not be consummated will be in effect, and there will be no outstanding threat by any governmental or regulatory agency of competent jurisdiction to obtain a temporary restraining order or preliminary or permanent injunction with respect to the transactions contemplated by this Agreement.

5.2                                 Performance. The Purchasers will have performed in all material respects all of the covenants and agreements set forth in this Agreement expressly required to be performed by them at or prior to the Closing, and will have obtained all consents and approvals required to be obtained by the Purchasers for the consummation of the transactions contemplated by this Agreement.

5.3                                 Deliveries. At the Closing, each Purchaser will have delivered to the Company the following items:

(a)          a certificate registered in such Purchaser’s name representing the shares of Series A Stock held by such Purchaser;

(b)         a duly executed stock power evidencing the transfer of the Series A Stock from such Purchaser to the Company and in such form satisfactory to the Company as shall be effective to vest in the Company good and valid title to the Series A Stock, free and clear of any Encumbrances.

Section 6.                    Conditions Precedent to the Obligations of the Purchasers. The obligations of the Purchasers to proceed with the Closing will be subject to the fulfillment of the following conditions, any of which may be waived, in whole or in part, by the Purchasers:

6.1                                 No Litigation. No temporary restraining order or preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated in this Agreement not be consummated will be in effect, and there will be no outstanding threat by any governmental or regulatory agency of competent jurisdiction to obtain a temporary restraining order or preliminary or permanent injunction with respect to the transactions contemplated by this Agreement.

6.2                                 Performance. The Company will have performed in all material respects all of the covenants and agreements set forth in this Agreement expressly required to be performed by it at or prior to the Closing, and will have obtained all consents and approvals required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement.

6.3                                 Deliveries. At the Closing, the Company will have delivered to the Purchasers the following items:

(a)          Stock Certificates representing the shares of Common Stock (or Non-Voting Stock if required by Section 2.3) referred to in Section 2.2 (in such denominations as will be specified in writing by each Purchaser), each of which will be registered in the applicable Purchaser’s name;

(b)         Copies of resolutions of the Board of Directors, certified by the Secretary of the Company: (i) approving and authorizing the issuance of the Common Stock (or Non-Voting Stock if required by Section 2.3) to the Purchasers, (ii) approving and authorizing the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered pursuant hereto and thereto, (iii) determining that the Rights Offering, the Redemption, this Agreement and the transactions contemplated hereby, are advisable and in the best interests of the Company and its stockholders, (iv) approving the Rights Offering, the Redemption, this Agreement and the transactions contemplated hereby, and (v) approving and authorizing the filing and distribution of the Rights Offering documents with the SEC and, ultimately, to the stockholders.

Section 7.                    Closing. The Closing will occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, at 9:00 a.m., New York time, on or before the next Business Day after the satisfaction or waiver of all of the conditions to the Closing set forth in Section 5 and Section 6 of this Agreement or such other location, date and time as agreed upon by the Purchasers and the Company (the “Closing Date”). In addition, the parties will execute and deliver the documents referred to in Section 5 and Section 6 hereof.

Section 8.                    Covenants. The Company and the Purchasers hereby agree to do the following:

8.1                                 The Rights Offering.

(a)          As promptly as practicable after the date hereof, the Company will prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration of securities), covering the issuance of the Rights and the Rights

Shares. The Company will not permit any securities other than the Rights and the Rights Shares to be included in such registration statement. The registration statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) will be provided to the Purchasers and their counsel prior to its filing with or other submission to the SEC. The registration statement will comply in all material respects with the provisions of applicable federal securities laws. The Company promptly will correct any information provided by it for use in the registration statement if and to the extent that such information becomes false or misleading in any material respect, and the Company will take all steps necessary to cause the registration statement, as so corrected, to be filed with the SEC and to be disseminated to the distributees of the Rights, in each case as and to the extent required by applicable federal securities laws. The Purchasers and their counsel will be given a reasonable opportunity to review and comment upon the registration statement before it is filed with the SEC. In addition, the Company will provide the Purchasers and their counsel with any written comments or other written communications that the Company or its counsel receives from time to time from the SEC or its staff with respect to the registration statement promptly after the receipt of such comments or other communications. The Company will use its best efforts to cause the registration statement to be filed pursuant to this Section 8.1(a) to be declared effective by the SEC as soon as possible after the registration statement is filed with the SEC.

(b)         Promptly following the setting of the Subscription Price and the effective date of the registration statement, the Company will commence the Rights Offering. In the Rights Offering, the Company will distribute, at no cost to the record holders of the Common Stock and Non-Voting Stock, one Right for each share of Common Stock or Non-Voting Stock. Each Right will entitle the holder to purchase, at the election of the holder thereof, 0.372 shares of Common Stock for a subscription price of $18.00 per share (the “Subscription Price”). The Rights Offering will remain open for at least twenty (20) Business Days.

(c)          Each holder of Rights who exercises in full its basic subscription privilege will be entitled to subscribe for additional Rights Shares at the Subscription Price; provided that the Purchasers, in order to enhance the Rights Offering for Company stockholders other than the Purchasers, shall subordinate and not exercise any oversubscription privileges. If the number of Rights Shares remaining after the exercise of all basic subscription privileges is not sufficient to satisfy all oversubscription privileges, the Rights holders will be allocated Rights Shares pro rata and in proportion to the number of Rights Shares purchased through the basic subscription privilege. If the pro rata allocation exceeds the number of Rights Shares requested on the subscription certificate, then the Rights holder only will receive the number of Rights Shares requested, and the remaining Rights Shares from such Rights holder’s pro rata allocation will be divided among other Rights holders exercising their oversubscription privileges. If the pro rata allocation is less than the number of Rights Shares requested on the subscription certificate, then the excess funds paid by that Rights holder as the Subscription Price for the Rights Shares not issued will be returned without interest or deduction.

(d)         The closing of the purchase of the oversubscription privilege by each Purchaser will occur at the time, for the Subscription Price, in the manner, and on the terms and conditions (other than as modified by this Section 8.1) as set forth in the Rights Offering.

(e)          The Company will pay all expenses associated with the registration statement referred to in Section 8.1(a) and the Rights Offering, including, without limitation, filing and printing fees, fees and expenses of the subscription agent, counsel and accounting fees and expenses, costs associated with clearing the Rights and Rights Shares for sale under applicable state securities laws, listing fees and the Purchasers’ reasonable fees in connection with the registration including, without limitation, the reasonable attorneys’ fees of counsel to the Purchasers.

8.2                                 Amendments to the Rights of the Purchasers. In order to facilitate the transactions contemplated in this Agreement:

(a)          On the date of this Agreement:

(i)                                     Notwithstanding anything to the contrary set forth in the Restated Charter and the Warrants, the Purchasers waive any adjustment to the conversion price of the Series A Stock and the exercise price of the Warrants pursuant to the anti-dilution provisions contained in such documents only with respect to (i) shares of Common Stock (or Non-Voting Stock if required by Section 2.3) issued to the Purchasers at the Closing; (ii) the Rights (whether or not exercised) issued to the Purchasers and (iii) the Rights issued to the other stockholders of the Company which expire unexercised. The exercise price of the Warrants will be adjusted in accordance with its terms as a result of any other issuance of Common Stock in the Rights Offering.

(ii)                                  Until the earlier to occur of: (i) the record date for the Rights Offering, or (ii) December 31, 2006, no Purchaser will (x) sell, exchange, pledge, encumber or otherwise transfer or dispose of, or agree to sell, exchange, pledge, encumber or otherwise transfer or dispose of, any of its Securities, or any interest therein, (y) deposit its Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities or grant any proxy with respect thereto, or (z) enter into any agreement, arrangement, commitment, understanding or undertaking to do any of the foregoing.

(iii)                               Each Purchaser, in its capacity as a holder of all of the outstanding shares of the Series A Stock, hereby consents to the Rights Offering for purposes of Section 8.2(c) of the Original Investment Agreement and waives its piggyback registration rights thereunder with respect to the Rights Offering.

(iv)                              In order to enhance the Rights Offering for Company stockholders other than the Purchasers, each Purchaser hereby waives all Rights it would otherwise be entitled to receive with respect to the Series A Stock or the Warrants. Such Rights shall be made available to all holders of Common Stock or Non-Voting Stock.

8.3                                 Transfer of Non-Voting Stock.

(a)          Following the expiration of the restrictions set forth in Section 8.2(b)(ii), if a Purchaser or any subsequent transferee desires to sell, assign, pledge or otherwise transfer (each, a “Transfer”) any shares of Non-Voting Stock to any Person, other than an Affiliate of such Purchaser, which Transfer of Non-Voting Stock is not the subject of an effective registration statement under the Securities Act and in accordance with the plan of distribution described in such registration statement, the holder thereof will give written notice to the Company of such holder’s intention to effect such Transfer and to comply in all other respects with this Section 8.3 (“Notice”). Each such Notice shall describe the manner and circumstances of the proposed Transfer. If within five Business Days after receipt by the Company of such Notice, the Company requests an opinion of counsel for such holder that the proposed Transfer may be effected without registration of such shares of Non-Voting Stock under the Securities Act, then the Company shall not be required to register such Transfer, and such holder shall not be entitled to effect such Transfer, unless and until the Company receives such an opinion of counsel (which counsel and opinion shall each be reasonably satisfactory to the Company). Such holder shall thereupon be entitled to Transfer such shares in accordance with the terms of the Notice delivered by such holder to the Company. Each certificate representing such Non-Voting Stock issued upon or in connection with such Transfer shall bear the restrictive legends required by Section 9.6.

(b)         Following the expiration of the restrictions set forth in Section 8.2(b)(ii), if a Purchaser desires to Transfer any shares of Non-Voting Stock to any Person, other than an Affiliate of such Purchaser, in an amount not to exceed more than 10% of the Voting Power of the Company and such transferee will not, to the knowledge of such Purchaser, after giving effect to such Transfer beneficially own securities representing more than 15% of the Voting Power (a “Disposition”), then, at the request of such Purchaser, the Company will exchange such shares of Non-Voting Stock for shares of Common Stock. A Purchaser may also exchange shares of Non-Voting Stock for shares of Common Stock on a one-for-one basis (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected after the date of this Agreement as to either the Common Stock or the Non-Voting Stock) (x) if, after giving effect to such exchange, the Purchasers collectively will own no more than 29.9% of the Voting Power of the Company, (y) with respect to shares of Non-Voting Stock acquired pursuant to this Agreement, after April 2, 2007, or (z) with respect to shares of Non-Voting Stock acquired pursuant to this Agreement, in the event that any Person (other than the Purchasers or their Affiliates) acquires beneficial ownership of 30% or more of the Voting Power of the Company (each an “Exchange”). In order to effect any such Disposition or Exchange, such Purchaser will deliver to the Company Notice of such Disposition or Exchange, and shall otherwise comply with the terms of Section 8.3(a) above. Upon surrender of certificates representing the shares of Non-Voting Stock that are being exchanged as part of such Disposition or Exchange, the Company will issue to the transferee or such Purchaser, as the case may be, certificates representing the appropriate number of shares of Common Stock.

8.4                                 Cooperation with the Rights Offering. Each Purchaser acknowledges that the Company intends to undertake the Rights Offering, and, in such regard, such Purchaser will, and will cause its designees on the Company’s Board of Directors to, cooperate with the Company, subject to their fiduciary duties to the Company, in order to facilitate the Rights Offering.

8.5                                 Further Assurances. From time to time after the Closing, the parties hereto shall execute, acknowledge and deliver to the other party such other instruments, documents, and certificates and will take such other actions as the other party may reasonably request in order to consummate the transactions contemplated by this Agreement.

Section 9.                    Miscellaneous Notices. Any notice or other communication required or which may be given pursuant to this Agreement will be in writing and either delivered personally to the addressee, telecopied to the addressee or mailed, certified or registered mail, postage prepaid, and will be deemed given when so delivered personally or telecopied or, if mailed, five (5) days after the date of mailing, as follows:

(i)             if to the Purchasers, to:

c/o Apollo Advisors IV, L.P.
9 West 57th Street
43rd Floor
New York, NY 10019
Attention:  Andrew D. Africk
Facsimile:  (212) 515-3262

With a copy to:

Akin, Gump, Strauss, Hauer & Feld, L.L.P.
590 Madison Avenue
New York, NY 10022
Attention:  Steven M. Pesner, P.C.
Facsimile:  (212) 872-1002

(ii)          if to the Company, to:

19 West 44th Street, Suite 507
New York, New York 10036
Attention:  General Counsel
Facsimile: (212) 730-7523

With a copy to:

Skadden, Arps, Slate, Meagher & Flom, LLP
4 Times Square
New York, New York 10036
Attention: Gregory A. Fernicola
Facsimile:  (212) 735-2000

9.2                                 Indemnification. The Company will indemnify, save and hold harmless each and all of the Purchasers, and each and all of their respective directors, officers, stockholders, employees, partners, members, managers, representatives, Affiliates, attorneys and agents and each and all of their respective heirs, successors, legal administrators and permitted assigns (the “Indemnitees”) from and against any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out-of-pocket expenses incurred by any or all of the Indemnitees in connection with or arising from the execution, delivery and performance by the Company of this Agreement and the transactions contemplated by this Agreement, except to the extent of any willful misconduct or gross negligence of the Indemnitees. This indemnification provision will be in addition to any and all other rights of each and all of the Indemnitees, including, without limitation, the right to bring an action against the Company for breach of any term of this Agreement.

9.3                                 Fees and Expenses. The Company will pay and hold each and all of the Purchasers harmless from liability for the payment of all reasonable legal expenses incurred by each and all of the Purchasers in connection with the preparation and negotiation of this Agreement, the other documents referred to in Sections 5, 6 and 8 of this Agreement, and the consummation of all of the various transactions contemplated by this Agreement.

9.4                                 Survival of Representations and Warranties etc. All representations and warranties made in, pursuant to or in connection with this Agreement will survive the execution and delivery of this Agreement indefinitely, notwithstanding any investigation at any time made by or on behalf of any party hereto; and all statements contained in any certificate, instrument or other writing delivered by or on behalf of any party hereto pursuant to this Agreement or in connection with or in contemplation of the transactions contemplated by this Agreement will constitute representations and warranties by such party pursuant to this Agreement.

9.5                                 Assignment. This Agreement will be binding upon and inure to the benefit of each and all of the parties to this Agreement and each and all of the other Indemnitees, and neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties to this Agreement without the prior written consent of the other parties. This Agreement can be assigned by any or all of the Purchasers to any Affiliate of Apollo Management IV, L.P. over which Apollo Management IV, L.P. or its Affiliates exercises investment authority, including with respect to voting and dispositive rights; provided, any such assignee assumes the obligations of the assignor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the assignor. Notwithstanding the foregoing, no such assignment shall relieve the assignor of its obligations hereunder if such assignee fails to perform such obligations.

9.6                                 Legend. Each Purchaser agrees with the Company that the certificates evidencing the shares of Common Stock (or Non-Voting Stock if required by Section 2.3) to be acquired hereunder will bear the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS CONTAINED IN AN INVESTMENT AGREEMENT, DATED AS OF MAY 6, 2006 (THE “INVESTMENT AGREEMENT”), AND ARE OTHERWISE SUBJECT TO THE PROVISIONS OF SUCH INVESTMENT AGREEMENT.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

PLEASE BE ADVISED THAT THESE SHARES ARE HELD BY AN “AFFILIATE” FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEREFORE, ANY PROSPECTIVE TRANSFEREE OF THE SHARES EVIDENCED BY THE CERTIFICATE SHOULD OBTAIN THE NECESSARY OPINION OF COUNSEL PRIOR TO ACQUIRING THESE SHARES.

9.7                                 Removal of Legend. The Securities Act legend endorsed on the certificates pursuant to Section 9.6 hereof will be removed and the Company will issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of: (i) a registration statement with respect to the sale of such securities will have become effective under the Securities Act and such securities will have been disposed of in accordance with such registration statement, (ii) the securities will have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

9.8                                 Entire Agreement. This Agreement (including any schedules to this Agreement) contains the entire agreement between the Company, on the one hand, and each Purchaser, on the other hand, with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and representations, written or oral, with respect thereto.

9.9                                 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

9.10                           Governing Law; Jurisdiction; Venue; Process. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. Any legal or equitable action or proceeding arising out of or in connection with this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term of this Agreement will be brought in the courts of the State of New York, in the County and City of New York or of the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each of the parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each of the parties hereby irrevocably waives any objection which it may now or hereafter have to laying of jurisdiction or venue of any actions or proceedings arising out of or in connection with this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term of this Agreement brought in the courts referred to above and hereby further irrevocably waive and agree, not to plead or claim in any such court that any such action or proceeding has been brought in an inconvenient forum. Each of the parties further agrees that the mailing by certified or registered mail, return receipt requested, of any process required by any such court will constitute valid and lawful service of process against it, without necessity for service by any other means provided by statute or rule of court.

9.11                           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

9.12                           Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

[Execution Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ Jeffrey A. Leddy
Name: Jeffrey A. Leddy
Title: Chief Executive Officer

APOLLO INVESTMENT FUND IV, L.P.
By: APOLLO ADVISORS IV, L.P.
its general partner

By:	Apollo Capital Management IV, Inc.
its general partner

By:	/s/ Andrew D. Africk
Name: Andrew D. Africk
Title: Vice President

APOLLO OVERSEAS PARTNERS IV, L.P.
By:	APOLLO ADVISORS IV, L.P.
its managing general partner

By:	Apollo Capital Management IV, Inc.
its general partner

By:	/s/ Andrew D. Africk
Name: Andrew D. Africk
Title: Vice President

AIF IV/RRRR LLC

By:	/s/ Andrew D. Africk
Name: Andrew D. Africk
Title: Manager

AP/RM ACQUISITION LLC

By:	/s/ Andrew D. Africk
Name: Andrew D. Africk
Title: Manager

ST/RRRR LLC

By:	/s/ Andrew D. Africk
Name: Andrew D. Africk
Title: Manager

SCHEDULE 1

Purchaser	Number of Shares of Series A Stock being Sold
Apollo Investment Fund IV, L.P.	918,261
Apollo Overseas Partners IV, L.P.	49,238
AIF IV/RRRR LLC	231,509
TOTAL	1,199,008